Exhibit (c)(15) Project Atlas: Presentation to Oslo Board of Directors March 13, 2019Exhibit (c)(15) Project Atlas: Presentation to Oslo Board of Directors March 13, 2019

Background to the Transaction § Oslo Co-Chairman and Berlin CEO held an initial meeting in October 2018 to discuss a potential transaction § Further meetings between principals took place in November 2018 centering around transaction principles and high-level structure – Parties agreed on a high-level construct of an upfront transaction involving a majority of the economics (“Initial Transaction”) paired with a back-end liquidity mechanism, and that Oslo should continue operating as an independent company post-closing § In November 2018, Berlin submitted an initial set of parameters for the proposed back-end liquidity mechanism, and in December 2018, Berlin submitted the first comprehensive proposal, including an offer price for the Initial Transaction § Members of the respective management teams met in person in early December 2018 and later in December had a videoconference session for management presentations; due diligence efforts have been ongoing since November 2018 § In December 2018, Oslo formed the Special Committee of the Board of Directors to negotiate the price and terms of the Initial Transaction § In February 2019, the Special Committee, with its own legal and financial advisors, engaged with Berlin to independently consider and negotiate the terms of the Initial Transaction § Parties reached an understanding on key economic terms of the back-end liquidity mechanism over the March 2-3 weekend; key aspects of the Initial Transaction were negotiated by the Special Committee early in the week starting March 4 2Background to the Transaction § Oslo Co-Chairman and Berlin CEO held an initial meeting in October 2018 to discuss a potential transaction § Further meetings between principals took place in November 2018 centering around transaction principles and high-level structure – Parties agreed on a high-level construct of an upfront transaction involving a majority of the economics (“Initial Transaction”) paired with a back-end liquidity mechanism, and that Oslo should continue operating as an independent company post-closing § In November 2018, Berlin submitted an initial set of parameters for the proposed back-end liquidity mechanism, and in December 2018, Berlin submitted the first comprehensive proposal, including an offer price for the Initial Transaction § Members of the respective management teams met in person in early December 2018 and later in December had a videoconference session for management presentations; due diligence efforts have been ongoing since November 2018 § In December 2018, Oslo formed the Special Committee of the Board of Directors to negotiate the price and terms of the Initial Transaction § In February 2019, the Special Committee, with its own legal and financial advisors, engaged with Berlin to independently consider and negotiate the terms of the Initial Transaction § Parties reached an understanding on key economic terms of the back-end liquidity mechanism over the March 2-3 weekend; key aspects of the Initial Transaction were negotiated by the Special Committee early in the week starting March 4 2

Oslo Merger Transaction Terms

Price and Consideration Mix	▪ Each Oslo Class A unit will be converted into the right to receive, at the election of the holder and subject to proration, $49 in cash, or 1.0770 Class A Limited Voting Shares of Berlin – Transaction exchange ratio calculated based on Berlin's 10-day VWAP as of market close on 3/12/2019 and agreed value of $49 per Oslo share; implies value of stock consideration to Oslo Class A unitholders of $49.53 if the transaction exchange ratio is applied to Berlin's last closing price – 50% cash / 50% stock consideration mix to be applied on an aggregate basis – Oslo Class A unitholders will make elections on cash versus stock consideration, subject to proration – Oslo unitholders will have pro forma ownership of approximately 5% of Berlin's Class A shares outstanding ▪ Berlin will acquire approximately 62% of Oslo's total vested units outstanding, consisting of: – All currently vested Class A (publicly traded) units (~45% of total vested units) – All OCGH units held by Acorn and other institutions (~7% of total vested units, ~14% of vested OCGH units), and – 20% of vested OCGH units held by founders, management, and current / former employees (~9% of total vested units, ~17% of vested OCGH units) – Unvested Class A[(1)] and OCGH units (~4% of total units[(2)]) will not be part of the Initial Transaction – Berlin would acquire approximately 14% of total voting power[(3)], resulting in no immediate change of control – Berlin may acquire up to an additional ~2% of vested units (~4% of vested OCGH units) attributable to potential charitable contributions of up to 3M OCGH units
Dividend Treatment	▪ Oslo will be allowed to declare a dividend for Q1 2019 (payable in Q2 2019) in an amount not to exceed $1.05 per Class A unit / $1.11 per OCGH unit (expected distribution per Company model) ▪ Oslo will not be allowed to pay a dividend for Q2 2019, but will be allowed to resume distributions (albeit capped) starting in respect of Q3 2019 (paid starting in Q4 2019) if the transaction has not closed on or prior to Sep. 30, 2019
Other	▪ OCGH written consent is the only unitholder approval that will be required for closing (so long as the Special Committee does not make an adverse recommendation change (in which case the number of Class B units that may be voted by OCGH will be reduced to 25% of total voting power plus a proportion of the remaining Class B units equal to the proportion of Class A units voted in favor of the transaction as compared to the total number of Class A units outstanding (in each case excluding units held by affiliates))) ▪ Transaction not expected to trigger a change of control for either debt securities or preferred equity units ▪ Parties will not be requesting affirmative client consents; parties agreed to a closing condition requiring revenue run-rate of 82.5% compared to a base date, excluding non-consenting clients (with negative consent permitted) – Following closing, Oslo's future investment management agreements will reflect the transaction

Source: Agreement and Plan of Merger draft dated 03/13/2019, Exchange Agreement draft dated 03/13/2019, Unitholder Support Agreement draft dated 03/13/2019, OCG GP LLC Agreement draft dated 03/13/2019, FactSet as of 03/12/2019, Oslo and Berlin filings, share count per Atlas March 6 Outstanding Units Projected Vesting and Projected Grants

Notes:
(1) Unvested Class A units will be converted into unvested OCGH units
(2) Including ~2.7M units projected to be granted in March 2019
(3) Acquired OCGH units to be exchanged into Class A units (entitled to one vote per unit) upon acquisition by Berlin

P / W / P
PERELLA WEINBERG PARTNERS

3

Other Matters

Lock-up on Stock Consideration	▪ 50% of Berlin shares received by OCGH unitholders (excluding Acorn and other institutions) in the merger transaction subject to 90-day lock-up post-closing ▪ No lock-up on consideration received by current Oslo Class A unitholders
Liquidity Mechanism	▪ OCGH unitholders may sell to Berlin the remaining vested OCGH units (representing approximately 69% of currently vested OCGH units), plus additional currently unvested units as they vest, over time pursuant to an agreed upon schedule for liquidity elections – Purchase prices calculated in each year based on agreed upon fixed multiples applied to trailing averages of fee-related earnings (negotiated definition, including equity-based compensation on a granted basis and excluding D&A) and net incentives created, plus balance sheet value of net cash, corporate investments, and 75% of net accrued incentives[1] – Oslo founders and senior executives could achieve full exit in 2026, all other OCGH unitholders in 2029[2] ▪ Consideration in the form of cash, Berlin stock and equity interests in an Oslo note holding company at Berlin's discretion (consideration in the form of interests in a note holding company limited to maximum of 50% of the first $500M of liquidity per year)
Corporate Governance	▪ Following closing, Berlin will have 2 representatives on Oslo's Board of Directors and will have negative control rights on a number of critical business decisions
TRA	▪ Existing TRA liability ($188M as of Q4 2018) will be unaffected and will be paid out pursuant to the TRA in accordance with the existing amortization schedule ▪ Berlin will pay TRA beneficiaries three annual $66M payments in satisfaction of TRA amounts created from future sales / exchanges of OCGH units (including TRA created from Initial Transaction)
Bonus Pool	▪ Following closing, Berlin will establish a $150M bonus pool to be funded by Berlin in three equal annual installments – Bonus pool to be allocated to current employees in Oslo's sole discretion

P / W / P
PERELLA WEINBERG PARTNERS

Source: Agreement and Plan of Merger draft dated 03/13/2019, Exchange Agreement draft dated 03/13/2019, Unitholder Support Agreement draft dated 03/13/2019, OCG GP LLC Agreement draft dated 03/13/2019, Oslo and Berlin filings, share count per Atlas March 6 Outstanding Units Projected Vesting and Projected Grants

Notes: (1) Purchase price in respect of OCGH units that had been converted in the merger from unvested Class A units will, for exchanges occurring in 2020 or 2021, be equal to $49.00 per unit less amount of capital distributions received in respect of such unit upon vesting

(2) OCGH units that had been converted in the merger from unvested Class A units are eligible for full exit starting in the first liquidity period after vesting

4

Summary of Implied Transaction Metrics

($ in millions, except per unit and per share data)

Offered Value Per Oslo Class A Unit		**$49.00**
Berlin Share Price (10-Day VWAP @ 3/12/2019)		45.50
Transaction Exchange Ratio		**1.0770x**
% Cash Consideration		*50%*
Stock Consideration Per Oslo Class A Unit @ 3/12/2019 Berlin Share Price		$24.77
Cash Consideration Per Oslo Class A Unit		$24.50
Total Consideration Per Oslo Class A Unit @ 3/12/2019 Berlin Share Price		**$49.27**
Premium to Oslo Class A Unit Price	**Metrics**	
Current as of 03/12/2019	$43.83	12.4%
52-Week High	$44.65	10.3%
5-Day VWAP	$43.73	12.6%
10-Day VWAP	$43.48	13.3%
30-Day VWAP	$42.49	15.9%
Implied Distributable Earnings Multiple (After-Tax)		
LTM DEPS (2018A)	$3.61	13.6x
2019E DEPS (Research Consensus)	$3.41	14.4x
2020E DEPS (Research Consensus)	$3.83	12.9x
2019E DEPS (Management Projections)	$4.06	12.1x
2020E DEPS (Management Projections)	$3.20	15.4x
Implied Oslo Valuation		
Market Cap (100% Basis)(1)		$7,875
Plus: Debt (as of 12/31/2018)(2)		750
Plus: Preferred Equity (as of 12/31/2018)(2)		415
Less: Cash and Treasury Securities (as of 12/31/2018)		(1,007)
Enterprise Value		**$8,033**

Source: Oslo company filings, Oslo Management projections dated 03/02/2019, Agreement and Plan of Merger draft dated 03/13/2019, Wall Street research, FactSet as of 03/12/2019, share count per Atlas March 6 Outstanding Units Projected Vesting and Projected Grants

Notes: No adjustment for Q2 2019 dividend
(1) Fully diluted basis, including 73.0M Class A units and 86.6M OCGH units, as well as additional 0.2M of Equity Value Units; unit counts as of 03/06/2019 (includes projected March 2019 grants of ~2.7M units)
(2) Represents principal amount of debt and face amount of preferred equity

P / W / P
PERELLA WEINBERG PARTNERS

5

Historical Exchange Ratio

(Exchange ratios expressed as Berlin shares per Oslo Class A unit)

Exchange Ratio Average		
	Exchange Ratio	Prem. / (Disc.) @ 1.0770x
Current	0.95x	13.0%
30 - Day	0.96	12.2%
60 - Day	0.99	8.9%
90 - Day	0.98	10.3%
1 - Year	0.99	9.2%

Additional Benchmarks[1]		
VWAP	Exchange Ratio	Prem. / (Disc.) @ 1.0770x
30 - Day	0.96x	12.2%
60 - Day	0.99	8.9%
90 - Day	0.98	10.4%
1 - Year	0.98	9.5%



1.25x
1.20x
1.15x
1.10x
1.05x
1.03x
1.00x
0.95x
0.90x
0.85x
Offer-Implied Exchange Ratio Based on 10-Day VWAP: 1.0770x
Favorable to Oslo
0.95x
Favorable to Berlin
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 03/12/2019
Note: (1) VWAP exchange ratios calculated as ratio of Oslo VWAP to Berlin VWAP over the same time horizon

6

Historical Stock Price Performance

LTM HISTORICAL STOCK PRICE PERFORMANCE (REBASED TO OSLO CLASS A UNIT PRICE AS OF 03/12/2018)

	Oslo Price	Premium of Offer Value @ Berlin 3/12/2019 Price Per XR Implied by[1]
Current	$43.83	12.4%
52-Week High	44.65	10.3%
30-Day VWAP	42.49	15.9%
60-Day VWAP	41.19	19.6%
90-Day VWAP	41.01	20.1%
1-Year VWAP	40.89	20.5%

	Oslo	Berlin	U.S. Alternative
YTD	10.3%	19.9%	15.5%
LTM	6.4%	15.1%	(2.3%)



$55.00
$50.00
$45.00
$41.20
$40.00
$35.00
$30.00
Offer Value @ Berlin 3/12/2019 Price Per Exchange Ratio Implied by 10-Day VWAP: $49.27
$47.42
$43.83
$40.24
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
Oslo
Berlin (NYSE)
U.S. Alternative(2)

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 03/12/2019

Notes: (1) Offer premium based on Berlin offer value of $49.27 per Class A unit (based on exchange ratio implied by Berlin 10-day VWAP)
(2) U.S. Alternative peer set includes APO, ARES, BX, CG, KKR

7

Exchange Ratio Valuation Summary (Exchange ratios expressed as Berlin shares per Oslo Class A unit) XR Based on Oslo and Offer-Implied XR Based Berlin Last Closing Prices on 10-Day VWAP Current and Offer- 0.95x 1.0770x Implied Exchange Ratios 52-Week Trading Range 0.84x 1.22x Historical Trading and Analyst Targets (for reference only) Analyst Price Targets 0.66x 1.07x 2019E Trading Comparables / SotP 0.69x 1.39x Based on Oslo and Berlin Management projections Public Trading Comparables 2020E Trading Comparables / SotP 0.43x 0.93x Based on Oslo and Berlin Management projections (1) DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% 0.67x 0.98x Based on Oslo and Berlin Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x -x 0.50x 1.00x 1.50x 2.00x Source: Oslo and Berlin Company filings, Oslo Management projections as of 03/02/2019, Berlin Management projections as of 02/01/2019, Agreement and Plan of Merger draft dated 03/13/2019, FactSet as of 03/12/2019 Notes: Low end of exchange ratio range based on Oslo low end of unit price range divided by Berlin high end of share price range; High end of exchange ratio range based on Oslo high end of unit price range divided by Berlin low end of share price range (1) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments (adjusted basis for Berlin). Oslo terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business 8Exchange Ratio Valuation Summary (Exchange ratios expressed as Berlin shares per Oslo Class A unit) XR Based on Oslo and Offer-Implied XR Based Berlin Last Closing Prices on 10-Day VWAP Current and Offer- 0.95x 1.0770x Implied Exchange Ratios 52-Week Trading Range 0.84x 1.22x Historical Trading and Analyst Targets (for reference only) Analyst Price Targets 0.66x 1.07x 2019E Trading Comparables / SotP 0.69x 1.39x Based on Oslo and Berlin Management projections Public Trading Comparables 2020E Trading Comparables / SotP 0.43x 0.93x Based on Oslo and Berlin Management projections (1) DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% 0.67x 0.98x Based on Oslo and Berlin Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x -x 0.50x 1.00x 1.50x 2.00x Source: Oslo and Berlin Company filings, Oslo Management projections as of 03/02/2019, Berlin Management projections as of 02/01/2019, Agreement and Plan of Merger draft dated 03/13/2019, FactSet as of 03/12/2019 Notes: Low end of exchange ratio range based on Oslo low end of unit price range divided by Berlin high end of share price range; High end of exchange ratio range based on Oslo high end of unit price range divided by Berlin low end of share price range (1) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments (adjusted basis for Berlin). Oslo terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business 8

Oslo Class A Units Standalone Valuation Summary 2019E DE RANGE Current Price Offer Value Based on 10-Day VWAP-Implied XR $43.83 Current Price and $49.27 Proposed Offer Price 52-Week Trading Range $38.65 $44.65 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets Discounted 12 months at 9.6% Cost of Equity $37.40 $46.52 Oslo Management Projections 2019E Based on 9.3x ‒ 14.9x Management 2019E DE projection $37.88 $60.45 Research Estimates 2019E Based on 9.3x ‒ 14.9x Research 2019E DE estimates $31.85 $50.83 Public Trading Comparables Oslo Management Projections 2020E $23.13 $38.81 Based on 7.2x ‒ 12.1x Management 2020E DE projection Research Estimates 2020E $27.68 $46.44 Based on 7.2x ‒ 12.1x Research 2020E DE estimates Precedent Transactions Precedent $38.53 $46.93 Based on Alternative AM precedents P/DE range Transactions (10.7x ‒ 13.0x Oslo Management 2018A DE) (1) DCF Analysis (2) DCF (Normalized Terminal Value) WACC: 9.0% – 10.5% $41.87 $51.54 Based on Oslo Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x $15.00 $25.00 $35.00 $45.00 $55.00 $65.00 Source: Oslo company filings, Oslo Management projections as of 03/02/2019, Agreement and Plan of Merger draft dated 03/13/2019, FactSet as of 03/12/2019 Notes: Analysis assumes Berlin shares provided as stock consideration are valued at Berlin current share price; no adjustment for Q2 dividend (1) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net performance fee terminal multiple (equal to 50% of FRE terminal multiple) and 1.0x book value of corporate investments as of Q1 2019E (2) Terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business 9Oslo Class A Units Standalone Valuation Summary 2019E DE RANGE Current Price Offer Value Based on 10-Day VWAP-Implied XR $43.83 Current Price and $49.27 Proposed Offer Price 52-Week Trading Range $38.65 $44.65 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets Discounted 12 months at 9.6% Cost of Equity $37.40 $46.52 Oslo Management Projections 2019E Based on 9.3x ‒ 14.9x Management 2019E DE projection $37.88 $60.45 Research Estimates 2019E Based on 9.3x ‒ 14.9x Research 2019E DE estimates $31.85 $50.83 Public Trading Comparables Oslo Management Projections 2020E $23.13 $38.81 Based on 7.2x ‒ 12.1x Management 2020E DE projection Research Estimates 2020E $27.68 $46.44 Based on 7.2x ‒ 12.1x Research 2020E DE estimates Precedent Transactions Precedent $38.53 $46.93 Based on Alternative AM precedents P/DE range Transactions (10.7x ‒ 13.0x Oslo Management 2018A DE) (1) DCF Analysis (2) DCF (Normalized Terminal Value) WACC: 9.0% – 10.5% $41.87 $51.54 Based on Oslo Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x $15.00 $25.00 $35.00 $45.00 $55.00 $65.00 Source: Oslo company filings, Oslo Management projections as of 03/02/2019, Agreement and Plan of Merger draft dated 03/13/2019, FactSet as of 03/12/2019 Notes: Analysis assumes Berlin shares provided as stock consideration are valued at Berlin current share price; no adjustment for Q2 dividend (1) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net performance fee terminal multiple (equal to 50% of FRE terminal multiple) and 1.0x book value of corporate investments as of Q1 2019E (2) Terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business 9

Berlin Standalone Valuation Summary Current Price $45.99 Current Price 52-Week Trading Range $36.58 $46.18 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets $43.66 $56.39 Discounted 12 months at 9.9% Cost of Equity Trading Comparables $43.55 $54.93 Based on Peer 2019E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis Public Trading Comparables Trading Comparables $41.57 $53.52 Based on Peer 2020E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis (2) DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% $52.33 $62.17 Based on Berlin Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x $30.00 $40.00 $50.00 $60.00 $70.00 Source: Berlin company filings, Berlin Management projections as of 02/01/2019, FactSet as of 03/12/2019 Notes: (1) Based on current market values of Berlin’s stakes in listed subsidiaries and other listed investments; high end of range reflects IFRS Value of BPY as of 12/31/2018. Assumes 11.4x – 15.4x 2019E after-tax FRE multiple (5.7x – 7.7x 2019E net carried interest multiple), 9.3x – 13.3x 2020E after-tax FRE multiple (4.7x – 6.7x 2020E net carried interest multiple) (2) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x adjusted Q1 2019E book value of invested capital 10Berlin Standalone Valuation Summary Current Price $45.99 Current Price 52-Week Trading Range $36.58 $46.18 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets $43.66 $56.39 Discounted 12 months at 9.9% Cost of Equity Trading Comparables $43.55 $54.93 Based on Peer 2019E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis Public Trading Comparables Trading Comparables $41.57 $53.52 Based on Peer 2020E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis (2) DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% $52.33 $62.17 Based on Berlin Management projections Terminal FRE Multiple (Pre-Tax): 11.5x – 15.5x $30.00 $40.00 $50.00 $60.00 $70.00 Source: Berlin company filings, Berlin Management projections as of 02/01/2019, FactSet as of 03/12/2019 Notes: (1) Based on current market values of Berlin’s stakes in listed subsidiaries and other listed investments; high end of range reflects IFRS Value of BPY as of 12/31/2018. Assumes 11.4x – 15.4x 2019E after-tax FRE multiple (5.7x – 7.7x 2019E net carried interest multiple), 9.3x – 13.3x 2020E after-tax FRE multiple (4.7x – 6.7x 2020E net carried interest multiple) (2) Valuation as of 03/31/2019. Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x adjusted Q1 2019E book value of invested capital 10

Appendix: Supplemental MaterialsAppendix: Supplemental Materials

Summary Research Sentiment

OSLO PRICE TARGETS & RATINGS – CURRENT

Broker	Date	12 Month Price Target	Discounted Price Target[1]	Rating
Deutsche Bank	02/14/19	$43.00	$39.22	Hold
Morgan Stanley	02/11/19	49.00[3]	44.69	Buy
JP Morgan	02/06/19	51.00	46.52	Hold
Goldman Sachs	02/06/19	43.00	39.22	Hold
KBW	02/05/19	45.00	41.04	Hold
Wells Fargo	02/05/19	44.00	40.13	Hold
Autonomous	02/05/19	44.00	40.13	Hold
BAML	02/05/19	44.00	40.13	Hold
Credit Suisse	02/05/19	43.00	39.22	Hold
Jefferies	02/05/19	41.00	37.40	Hold
Median		**$44.00**	**$40.13**	
Mean		**$44.70**	**$40.77**	

BERLIN PRICE TARGETS & RATINGS – CURRENT

Broker	Date	12 Month Price Target	Discounted Price Target[2]	Rating
KBW	02/18/19	US$52.00	US$47.30	Buy
TD	02/15/19	$62.00	$56.39	Buy
Canaccord	02/15/19	$53.50	$48.66	Buy
Scotiabank	02/15/19	$53.50	$48.66	Buy
Citi	02/15/19	$50.50	$45.93	Buy
RBC	02/15/19	$48.00	$43.66	Buy
CIBC	02/14/19	$54.00[3]	$49.12	Buy
BMO	02/14/19	$53.00	$48.21	Buy
Credit Suisse	02/14/19	$50.00	$45.48	Buy
Median		**$53.00**	**$48.21**	
Mean		**$52.94**	**$48.16**	

OSLO PRICE TARGETS & RATINGS – HISTORICAL



$49.00
$39.40
$44.70
$43.83
80%
90%
20%
10%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19

BERLIN PRICE TARGETS & RATINGS – HISTORICAL



$48.00
$38.46
$52.94
$45.99
14%
13%
86%
88%
100%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19

Buy Hold Sell Share Price Avg. Price Target

P / W / P
PERELLA WEINBERG PARTNERS

Source: Wall Street research, FactSet as of 03/12/2019
Notes: (1) Price targets discounted for 12 months at assumed 9.6% cost of equity
(2) Price targets discounted for 12 months at assumed 9.9% cost of equity
(3) 12-18 month price target; discounted for 12 months for consistency

12

Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal multiples applied to average of 2021E – 2023E pre-tax metrics to normalize for cyclical nature of business – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit Implied Value Per Class A Unit (3) WACC Pre-Tax FRE Terminal Multiple 9.0% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 11.5x $43.67 $43.06 $42.46 $41.87 5.75x $43.67 $45.13 $46.59 $48.05 $49.51 Pre-Tax Pre-Tax 12.5x 45.64 44.98 44.34 43.72 6.25x 44.18 45.64 47.10 48.56 50.02 Net FRE Incentives 13.5x 47.61 46.91 46.22 45.56 6.75x 44.68 46.14 47.61 49.07 50.53 Terminal Terminal (3) Multiple 49.57 48.83 48.11 47.40 45.19 46.65 48.11 49.57 51.03 14.5x (3) 7.25x Multiple 15.5x 51.54 50.76 49.99 49.25 7.75x 45.70 47.16 48.62 50.08 51.54 Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/12/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.0% (3) Terminal multiples applied to average of 2021E – 2023E metrics 13Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal multiples applied to average of 2021E – 2023E pre-tax metrics to normalize for cyclical nature of business – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit Implied Value Per Class A Unit (3) WACC Pre-Tax FRE Terminal Multiple 9.0% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 11.5x $43.67 $43.06 $42.46 $41.87 5.75x $43.67 $45.13 $46.59 $48.05 $49.51 Pre-Tax Pre-Tax 12.5x 45.64 44.98 44.34 43.72 6.25x 44.18 45.64 47.10 48.56 50.02 Net FRE Incentives 13.5x 47.61 46.91 46.22 45.56 6.75x 44.68 46.14 47.61 49.07 50.53 Terminal Terminal (3) Multiple 49.57 48.83 48.11 47.40 45.19 46.65 48.11 49.57 51.03 14.5x (3) 7.25x Multiple 15.5x 51.54 50.76 49.99 49.25 7.75x 45.70 47.16 48.62 50.08 51.54 Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/12/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.0% (3) Terminal multiples applied to average of 2021E – 2023E metrics 13

Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Non-Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal multiples applied to 2023E pre-tax metrics – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit Implied Value Per Class A Unit WACC 2023E Pre-Tax FRE Terminal Multiple 9.0% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 2023E 11.5x $50.07 $49.31 $48.58 $47.86 2023E 5.75x $50.07 $51.93 $53.79 $55.66 $57.52 Pre-Tax 12.5x 52.59 51.78 51.00 50.23 Pre-Tax Net 6.25x 50.73 52.59 54.45 56.32 58.18 FRE 13.5x 55.11 54.25 53.41 52.59 Incentives 6.75x 51.39 53.25 55.11 56.98 58.84 57.64 56.72 55.83 54.96 52.05 53.91 55.77 57.64 59.50 Terminal 14.5x Terminal 7.25x Multiple 15.5x 60.16 59.19 58.25 57.32 Multiple 7.75x 52.71 54.57 56.43 58.30 60.16 Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/12/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.0% 14Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Non-Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal multiples applied to 2023E pre-tax metrics – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit Implied Value Per Class A Unit WACC 2023E Pre-Tax FRE Terminal Multiple 9.0% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 2023E 11.5x $50.07 $49.31 $48.58 $47.86 2023E 5.75x $50.07 $51.93 $53.79 $55.66 $57.52 Pre-Tax 12.5x 52.59 51.78 51.00 50.23 Pre-Tax Net 6.25x 50.73 52.59 54.45 56.32 58.18 FRE 13.5x 55.11 54.25 53.41 52.59 Incentives 6.75x 51.39 53.25 55.11 56.98 58.84 57.64 56.72 55.83 54.96 52.05 53.91 55.77 57.64 59.50 Terminal 14.5x Terminal 7.25x Multiple 15.5x 60.16 59.19 58.25 57.32 Multiple 7.75x 52.71 54.57 56.43 58.30 60.16 Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/12/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.0% 14

Precedent Premia Analysis Summary

- Includes acquisitions of stakes in public North American targets since 01/01/2013
  - Equity deal value between $1B and $8B
  - Acquisition stakes between 10% and 50%
  - Minority stake acquisitions: includes transactions in which acquiror's final ownership stake in the target was under 50% (11 transactions)
  - Acquisitions of remaining interest: includes transactions in which acquiror already held a majority stake in the target pre-transaction and acquired the remaining minority stake (8 transactions)

PRECEDENT MINORITY STAKE ACQUISITIONS

(Offer premium to market price pre-announcement)



75th Percentile
25th Percentile
15.4%
(2.5%)
Median: (0.1%)
12.2%
(1.4%)
Median: 6.7%
23.2%
0.2%
Median: 8.2%
Offer Premium to Current: 12.4%(1)
1 Day
1 Week
1 Month
Time Period Prior to Announcement

PRECEDENT ACQUISITIONS OF REMAINING INTEREST

(Offer premium to market price pre-announcement)



75th Percentile
25th Percentile
16.1%
(2.8%)
Median: (0.0%)
14.4%
(1.9%)
Median: 0.5%
19.1%
(1.3%)
Median: 8.5%
Offer Premium to Current: 12.4%(1)
1 Day
1 Week
1 Month
Time Period Prior to Announcement

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 03/12/2019; FactSet as of 03/12/2019
Note: (1) Offer Premium based on Berlin offer value of $49.27 per Class A unit (based on exchange ratio implied by Berlin 10-day VWAP)

15

Oslo WACC Analysis

Company	Barra Beta	Market Equity	(Debt + Pref.) / Mkt. Equity	Unlevered Beta	After-Tax Cost of Debt
Blackstone	1.07	$40,315	8.6%	1.00	3.3%
KKR	1.41	20,114	18.7%	1.23	3.7%
Apollo	1.19	11,719	16.3%	1.05	3.6%
Carlyle	1.20	6,434	25.6%	1.00	4.3%
Ares	1.10	5,269	15.1%	0.98	3.7%
Low	**1.07**		**8.6%**	**0.98**	**3.3%**
Median	**1.19**		**16.3%**	**1.00**	**3.7%**
High	**1.41**		**25.6%**	**1.23**	**4.3%**

	Based on Peer Betas		
	Low	Median	High
Unlevered Beta	0.98	1.00	1.23
Relevered Beta[1]	1.11	1.13	1.39
Market Risk Premium	6.0%	6.0%	6.0%
Equity Risk Premium	6.7%	6.8%	8.4%
20-Yr U.S. Treasury Yield	2.8%	2.8%	2.8%
Cost of Equity	**9.5%**	**9.6%**	**11.2%**
After-Tax Cost of Debt[2]	**3.0%**	**3.0%**	**3.0%**
Oslo Debt / Cap Ratio	9.2%	9.2%	9.2%
WACC	**8.9%**	**9.0%**	**10.5%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Wall Street research, MSCI Barra Betas, Bloomberg, FactSet as of 03/12/2019
Notes: (1) Relevered based on current Oslo capital structure
(2) Based on weighted average after-tax yield of Oslo's publicly-traded debt securities

16

Berlin WACC Analysis

Company	Barra Beta	Market Equity	(Debt + Pref.) / Mkt. Equity	Unlevered Beta	After-Tax Cost of Debt
Blackstone	1.07	$40,315	8.6%	1.00	3.3%
KKR	1.41	20,114	18.7%	1.23	3.7%
Apollo	1.19	11,719	16.3%	1.05	3.6%
Carlyle	1.20	6,434	25.6%	1.00	4.3%
Ares	1.10	5,269	15.1%	0.98	3.7%
Low	**1.07**		**8.6%**	**0.98**	**3.3%**
Median	**1.19**		**16.3%**	**1.00**	**3.7%**
High	**1.41**		**25.6%**	**1.23**	**4.3%**

	Based on Peer Betas		
	Low	Median	High
Unlevered Beta	0.98	1.00	1.23
Relevered Beta[1]	1.16	1.18	1.45
Market Risk Premium	6.0%	6.0%	6.0%
Equity Risk Premium	7.0%	7.1%	8.8%
20-Yr U.S. Treasury Yield	2.8%	2.8%	2.8%
Cost of Equity	**9.8%**	**9.9%**	**11.6%**
After-Tax Cost of Debt[2]	**3.4%**	**3.4%**	**3.4%**
Berlin Debt / Cap Ratio	11.4%	11.4%	11.4%
WACC	**9.1%**	**9.2%**	**10.7%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Wall Street research, MSCI Barra Betas, Bloomberg, FactSet as of 03/12/2019
Notes: (1) Relevered based on current Berlin capital structure
(2) Based on weighted average after-tax yield of Berlin's publicly-traded debt securities

17

Legal Disclosures This Presentation has been prepared and provided exclusively to the board of directors of Oaktree Capital Group, LLC (the “Company”), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. 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For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 18Legal Disclosures This Presentation has been prepared and provided exclusively to the board of directors of Oaktree Capital Group, LLC (the “Company”), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). 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For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. 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Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 18